Exhibit 99.1

Houston, Texas May 20, 2015 –

Novamex Energy Inc. (OTCQB:NGLE) announced today that on May 20, 2015 it consummated a merger transaction with Rio Bravo Oilfield Services, Inc., a Texas corporation ("Rio Bravo"), in which Rio Bravo became a wholly owned subsidiary of Novamex.

Rio Bravo is an oil and gas equipment manufacturer, with operations in Saltillo, Mexico. Rio Bravo manufactures high-quality steel tanks and buildings for its customers, which consists primarily of oil and gas drilling companies. This acquisition is the first by Novamex in its M&A-based growth strategy.

"The successful completion of the merger represents a major milestone for Rio Bravo, positioning the company for growth," said Gordon Payne, CEO. “We believe this transaction will enable us to grow our business and further position Rio Bravo to take advantage of the historic Mexico Energy Reform.”

Stephen Bargo, Chairman of Novamex, added, “We are thrilled to acquire this leading oil and gas product and service provider. Rio Bravo’s Mexico-based manufacturing fits well into our strategic vision and, in addition to a competitive cost structure, gives the Company a strong base from which it can access opportunities in the Mexican oil and gas market.”

Additional information regarding the merger transaction is set forth in the Company's Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission by May 26, 2015.

Forward-Looking Statements

This press release contains "forward-looking statements." Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission, including the risk factors that attempt to advise interested parties of the risks that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

For further information contact: Jackson Payne, CEO, Novamex Energy Inc.

Tel.: (844) 266-8263